        Exhibit 99.1

Cooper Standard Adopts Tax Benefits Preservation Plan to Protect its Tax Benefits and Shareholder Value
NORTHVILLE, Mich., November 7, 2022 – Cooper-Standard Holdings Inc. (“Cooper Standard” or the “Company”) (NYSE: CPS) today announced that its Board of Directors (the “Board”) adopted a tax benefits preservation plan (the “Rights Agreement”) in an effort to protect stockholder value by attempting to protect against a possible limitation on the Company’s ability to use its net operating losses, any loss or deduction attributable to a “net unrealized built-in loss” and other tax attributes (collectively, “Tax Benefits”) under the Internal Revenue Code (the “Code”).
As of September 30, 2022, Cooper Standard’s estimated U.S. Tax Benefits are approximately $130 million, which may be available to offset its future taxable income. The Company views its Tax Benefits as highly valuable assets, which are likely to inure to the benefit of the Company and its stockholders. However, if the Company experiences an “ownership change,” as defined in Section 382 of the Code, its ability to use the Tax Benefits could be substantially limited, and the timing of the usage of the Tax Benefits could be substantially delayed, which could significantly impair the value of the Tax Benefits. Generally, an “ownership change” occurs if the percentage of the Company’s stock owned by one or more “five percent stockholders” increases by more than fifty percentage points over the lowest percentage of stock owned by such stockholders at any time during the prior three-year period or, if sooner, since the last “ownership change” experienced by the Company.
The Rights Agreement is intended to act as a deterrent to any person acquiring 4.9% or more of the outstanding shares (an “acquiring person”) of the Company’s common stock without the approval of the Board. This would protect the Tax Benefits because changes in ownership by a person owning less than 4.9% of the common stock are not included in the calculation of “ownership change” for purposes of Section 382 of the Code.
The record date for the distribution of the rights is November 17, 2022. Under the Rights Agreement, the rights will initially trade with the Company’s common stock and will generally become exercisable only if a person (or any persons acting as a group) acquires 4.9% or more of the Company’s outstanding common stock. If the rights become exercisable, all holders of rights (other than any triggering person) will be entitled to acquire shares of common stock at a 50% discount. Under the Rights Agreement, any person who currently owns 4.9% or more of the Company’s common stock may continue to own its shares of common stock but may not acquire any additional shares without triggering the Rights Agreement. Under the Rights Agreement, the Board has the discretion to exempt any transaction and to exempt any person (or group of persons) from the provisions of the Rights Agreement.
The rights expire, unless earlier terminated, on the earliest to occur of: (i) November 6, 2025; (ii) the time at which the rights are redeemed; (iii) the time at which all exercisable rights are exchanged; (iv) November 6, 2023, if the approval of the Company’s stockholders of the Rights Agreement has not been obtained by that date; (v) the repeal of Section 382 of the Code if the Board determines that the Rights Agreement is no longer necessary or desirable for the preservation of the Tax Benefits; or (vii) the time at which the Board determines that the Tax Benefits are fully utilized or no longer available under Section 382 of the Code.
Additional information about the Rights Agreement is available on a Form 8-K filed by Cooper Standard with the U.S. Securities and Exchange Commission.
About Cooper Standard
Cooper Standard, headquartered in Northville, Mich., with locations in 21 countries, is a leading global supplier of sealing and fluid handling systems and components. Utilizing our materials science and manufacturing expertise, we create innovative and sustainable engineered solutions for diverse transportation and industrial markets. Cooper Standard's approximately 23,000 employees are at the

        Exhibit 99.1
heart of our success, continuously improving our business and surrounding communities. Learn more at www.cooperstandard.com or follow us on Twitter @CooperStandard.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Our use of words “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “outlook,” “guidance,” “forecast,” or future or conditional verbs, such as “will,” “should,” “could,” “would,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that these expectations, beliefs and projections will be achieved. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. Among other items, such factors may include: Volatility or decline of the Company’s stock price, or absence of stock price appreciation; impacts, including commodity cost increases and disruptions related to the war in Ukraine and the current COVID-related lockdowns in China; our ability to offset the adverse impact of higher commodity and other costs through negotiations with our customers; the impact, and expected continued impact, of the COVID-19 outbreak on our financial condition and results of operations; significant risks to our liquidity presented by the COVID-19 pandemic risk; prolonged or material contractions in automotive sales and production volumes; our inability to realize sales represented by awarded business; escalating pricing pressures; loss of large customers or significant platforms; our ability to successfully compete in the automotive parts industry; availability and increasing volatility in costs of manufactured components and raw materials; disruption in our supply base; competitive threats and commercial risks associated with our diversification strategy through our Advanced Technology Group; possible variability of our working capital requirements; risks associated with our international operations, including changes in laws, regulations, and policies governing the terms of foreign trade such as increased trade restrictions and tariffs; foreign currency exchange rate fluctuations; our ability to control the operations of our joint ventures for our sole benefit; our substantial amount of indebtedness and variable rates of interest; our ability to obtain adequate financing sources in the future; operating and financial restrictions imposed on us under our debt instruments; the underfunding of our pension plans; significant changes in discount rates and the actual return on pension assets; effectiveness of continuous improvement programs and other cost savings plans; manufacturing facility closings or consolidation; our ability to execute new program launches; our ability to meet customers’ needs for new and improved products; the possibility that our acquisitions and divestitures may not be successful; product liability, warranty and recall claims brought against us; laws and regulations, including environmental, health and safety laws and regulations; legal and regulatory proceedings, claims or investigations against us; work stoppages or other labor disruptions; the ability of our intellectual property to withstand legal challenges; cyber-attacks, data privacy concerns, other disruptions in, or the inability to implement upgrades to, our information technology systems; the possible volatility of our annual effective tax rate; the possibility of a failure to maintain effective controls and procedures; the possibility of future impairment charges to our goodwill and long-lived assets; our ability to identify, attract, develop and retain a skilled, engaged and diverse workforce; our ability to procure insurance at reasonable rates; and our dependence on our subsidiaries for cash to satisfy our obligations; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date of this press release and we undertake no obligation to publicly update or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except where we are expressly required to do so by law.

        Exhibit 99.1
This press release also contains references to estimates and other information that are based on industry publications, surveys and forecasts. This information involves a number of assumptions and limitations, and we have not independently verified the accuracy or completeness of the information.

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Contact for Analysts: Roger Hendriksen Cooper Standard (248) 596-6465 roger.hendriksen@cooperstandard.com	Contact for Media: Chris Andrews Cooper Standard (248) 596-6217 candrews@cooperstandard.com